UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 27, 2012

Date of Report (date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012, Schiff Nutrition International, Inc. (the “Company”) entered into amended and restated transaction bonus agreements with each of Tarang Amin, Scott Milsten and Jennifer Steeves-Kiss, pursuant to which the Company will pay to each such executive officer a lump-sum cash bonus of $5,000,000, $450,000 and $450,000, respectively, if (i) the initial acceptance (the “Offer Acceptance Date”) by Ascot Acquisition Corp., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Reckitt Benckiser LLC, a Delaware limited liability company (“Parent”), a wholly-owned subsidiary of Reckitt Benckiser Group plc, a public limited company organized under the laws of England and Wales (“Ultimate Parent”), of Company shares tendered pursuant to the pending tender offer (“Offer”) by Merger Sub as contemplated by the Agreement and Plan of Merger dated November 21, 2012 by and among Parent, Merger Sub, the Company and, for limited purposes described therein, Ultimate Parent, occurs on or before December 31, 2012 and (ii) such executive officer remains employed by the Company on the Offer Acceptance Date, or has been terminated by the Company without Cause (as defined in each executive officer’s employment agreement) prior thereto. A form of the amended and restated transaction bonus agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Transaction Bonus Agreement by and between Schiff Nutrition International, Inc. and each of Tarang Amin, Scott Milsten and Jennifer Steeves-Kiss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
	Name:	Joseph W. Baty
	Title:	Executive Vice President and Chief Financial Officer

Date: November 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Transaction Bonus Agreement by and between Schiff Nutrition International, Inc. and each of Tarang Amin, Scott Milsten and Jennifer Steeves-Kiss.

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